Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257233 on Form S-1 of our report dated March 15, 2021, relating to consolidated financial statements of Ryan Specialty Group, LLC and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 19, 2021